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                                                                    EXHIBIT 10.6



                           CULLIGAN VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made and entered into and shall be effective the 2nd day of December, 1997, by and among PACKAGED ICE, INC., A TEXAS CORPORATION (the "Company"), CULLIGAN WATER TECHNOLOGIES, INC., A DELAWARE CORPORATION ("Culligan") and certain shareholders of the Company who have executed a counterpart signature of this Agreement (individually, a "Shareholder," and collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Culligan has agreed to acquire a total of 235,000 shares of 10% Exchangeable Preferred Stock of the Company (the "10% Exchangeable Preferred Stock"), warrants to purchase shares of the Company's $.01 par value per share common stock ("Common Stock") and 94 shares of Series C Preferred Stock pursuant to that certain Securities Purchase Agreement dated
December 2, 1997 (the "Securities Purchase Agreement"); and

         WHEREAS, there is a continuing desire on behalf of the Shareholders of the Company to agree to elect two representatives of Culligan to the Board of Directors of the Company.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the Shareholders agree as follows:

         1.      OWNERSHIP OF SHARES.   Each Shareholder represents and
warrants to Culligan that, on the date hereof, he beneficially owns and is the registered holder of the number of shares of Common Stock, Series A Convertible Preferred Stock ("Series A Preferred Stock") and Series B Convertible Preferred Stock ("Series B Preferred Stock") set forth below his name on the counterpart signature page executed by such Shareholder. All of such shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, and any additional shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or any other voting securities, hereinafter acquired by the Shareholders or Culligan (including, without limitation, any shares of stock issued in connection with a conversion or exercised of Series A Preferred Stock, Series B Preferred Stock and/or warrants to acquired Common Stock, stock split, stock dividend, recapitalization of the Company, or upon the exercise of other convertible securities of the Company) are collectively referred to herein as the "Shares".

         2. INSPECTION OF AGREEMENT. A counterpart of this Agreement shall be deposited with the Company at its principal offices, and shall be open to inspection by any shareholder of the Company, in person or by agent or attorneys to the same extent as such shareholder would be entitled to examine the books and records of the Company under article 2.44 of the Texas Business Corporation Act ("TBCA") or other applicable law.

         3. STOCK CERTIFICATES. Each new certificate representing the Shares, and each certificate that may be issued and delivered upon transfer of such Shares, shall contain the following legend:
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                 "The shares evidenced by this certificate are subject to the provisions of the Culligan Voting Agreement dated December 2, l997, a counterpart of which has been deposited with the Company at its principal office."

         4. ELECTION OF DIRECTORS. At each annual meeting of the shareholders of the Company, or at each special meeting of the shareholders of the Company involving the election of directors of the Company, and at any other time at which shareholders of the Company will have the right to or will vote for or render consent in writing, regarding the election of directors of the Company, then and in each event, the Shareholders hereby covenant and agree to vote all shares of capital stock of the Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control) to cause and maintain the election of two representatives to the Board of Directors of the Company designated by the holders of the outstanding shares of Series C Preferred Stock.

         The rights of the holders of the outstanding shares of Series C Preferred Stock to designate two representatives to be elected to the Board of Directors as set forth in the next preceding paragraph shall terminate in the event the Investors (as defined in the Series C Preferred Certificate Resolution) cease to own 50% of the Fully Diluted Warrant Common Stock (as defined in the Series C Preferred Stock Certificate of Resolution) which it owned as of the date hereof, adjusted for stock dividends, stock splits, reverse stock splits, reorganizations, recapitalizations and the like. "

         In the event the Company breaches a covenant under the Securities Purchase Agreement at any time any share of 10% Exchangeable Preferred Stock is outstanding, the Shareholders agree that the number of directors will be increased to an even number, and the holders of the outstanding shares of Series C Preferred Stock shall have the right to designate one-half of the directors until such breach is cured or waived, and the Shareholders shall vote all of their shares of capital stock of the Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control) to remove such directors as is necessary to allow the holders of the outstanding shares of Series C Preferred Stock to elect one-half of all directors, and to cause and maintain the election of such directors as designated by the holders of the outstanding shares of Series C Preferred Stock until such breach is cured or waived.

         At the request of the holders of the outstanding shares of Series C Preferred Stock, each of the parties hereto shall vote or cause to be voted all Shares owned by them or any shares over which they have voting control (i) to remove from the Board of Directors any director designated by the holders of the outstanding shares of Series C Preferred Stock, and (ii) to fill any vacancy in the membership of the Board of Directors with a designee of the holders of the outstanding shares of Series C Preferred Stock whose designee's resignation or removal from the Board caused such vacancy.
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         The Company shall provide to the holders of outstanding Series C
Preferred Stock prior written notice of any intended mailing of notice to shareholders for a meeting at which directors are to be elected, and Culligan shall notify the Company in writing, prior to such mailing, of the persons designated by it as its nominees for election as directors.

         If the holders of outstanding Series C Preferred Stock fail to give notice to the Company as provided above, it shall be deemed that the designees of Culligan then serving as director shall be their designee for reelection.

         5. TERM. The term of this Agreement shall commence on the date hereof and shall continue until the earlier of (i) the written agreement executed by Culligan and the holders of not less than eighty percent (80%) of the Shares held by the Shareholders other than Culligan (with Common Stock, Series A Preferred Stock, Series B Preferred Stock, and other convertible securities of the Company, voting as a single class, with the Series A Preferred Stock, the Series B Preferred Stock, and other convertible securities of the Company voting, on an as-converted basis) to terminate this Agreement;
(ii) the completion by the Company of a firmly underwritten initial public offering of the Company's Common Stock pursuant to the Securities Act of 1933, as amended, resulting in aggregate net proceeds to the Company and its Shareholders of $40,000,000 or more; (iii) the merger or consolidation of the Company with or into another entity which results in the shareholders of the Company holding less than 50% of the voting securities of the surviving entity, or the sale of all or substantially all of the Company's assets; or (iv) notice by Culligan to the Company of its intention to terminate this Agreement.

         6. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns (including each transferee of any party's Common Stock, Series B Preferred Stock, Series A Preferred Stock and 10% Exchangeable Preferred Stock; provided, however, no transferee of Common Stock in a public offering registered under the Securities Act of 1933 or in an unsolicited open market sale effected through a securities broker shall be bound by or entitled to the benefits of this Agreement. As used in this Agreement, the term "Shareholder" shall include any transferee of such a person, as appropriate, who is bound by and entitled to the benefits of this Agreement under the preceding sentence.

         7. ENFORCEABILITY. The Shareholders and Culligan jointly and severally agree that upon deposit of a counterpart of this Agreement at the principal office of the Company, as provided above, and upon endorsement of the above described legend upon the certificates representing the shares, this Agreement shall be specifically enforceable by Culligan in a court of competent jurisdiction, which remedy shall be in addition to and not exclusive of any other remedies that may be available to it at law or in equity.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
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         9.      AMENDMENT.  This Agreement may be amended, and any provision hereof may be waived, only by a written agreement executed by Culligan and 80% of the total Shares (voting as a single class, on an as-converted basis) held by Shareholders other than Culligan.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. A facsimile of an executed Agreement shall be deemed to be an original, executed counterpart.

         11.     CORPORATE AUTHORITY.   Each entity which is a party to this
Agreement respectively represents and warrants to the other parties that all necessary corporate, trust or other action has been duly taken to authorize execution and delivery of this Agreement and the performance or observance of the provisions of this Agreement.

         12. NUMBER AND GENDER OF WORDS; THE TERM PERSON, ETC. Where the context so requires in this Agreement, words of gender shall include either or both genders and the singular shall include the plural. When used in this Agreement, the term "person" shall mean any corporation, partnership, venture, proprietorship, trust benefit plan or other entity or enterprise.


                            [SIGNATURE PAGES FOLLOW]
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


         The Company:                    PACKAGED ICE, INC.



                                         By:
                                            --------------------------------
                                         Name:  A.J. LEWIS, III
                                         Title: President


         Culligan:                       CULLIGAN WATER TECHNOLOGIES, INC.



                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title: President




                [SHAREHOLDER COUNTERPART SIGNATURE PAGES FOLLOW]
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                    [SHAREHOLDER COUNTERPART SIGNATURE PAGE]


---------------------------------------------------------
Name of Shareholder if Entity/Signature if Individual


By:
   ------------------------------------------------------
Title:
      ---------------------------------------------------

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Please type or print name


Number of Shares of Common Stock:
                                 ------------------------

Number of Shares of Series A Convertible Preferred Stock:
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Number of Shares of Series B Convertible Preferred Stock:
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